Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (File No.333-224141) on Form S-3 of our report dated June 29, 2018 relating to the consolidated financial statements of iFresh, Inc. for the years ended March 31, 2018 and 2017, which appears in the annual report Form 10-K of iFresh, Inc. filed with the Securities and Exchange Commission on June 29, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York

July 3, 2018